Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G, dated May 19, 2025, with respect to the Units of Beneficial Interest of Permianville Royalty Trust, and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Warren Street Capital Partners LP

By:	/s/ Aaron Gelband
Aaron Gelband, Managing Member of Warren Street Capital GP, LLC, its General Partner
Date:	05/19/2025

Warren Street Capital GP, LLC

By:	/s/ Aaron Gelband
Aaron Gelband, Managing Member
Date:	05/19/2025

Warren Street Capital Management, LLC

By:	/s/ Aaron Gelband
Aaron Gelband, Managing Member
Date:	05/19/2025

Aaron Gelband

By:	/s/ Aaron Gelband
Aaron Gelband
Date:	05/19/2025